UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2006

ABRAXIS BIOSCIENCE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-33407	68-0389419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11777 San Vicente Blvd., #550, Los Angeles, CA	90049
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 826-8505

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 21, 2006 our board of directors appointed Ronald E. Pauli, age 45, as our interim Chief Financial Officer to replace Nicole Williams (effective May 31, 2006, Ms. Williams will also be retiring as President of our American Pharmaceutical Partners division to pursue other interests). Mr. Pauli has served as our Corporate Controller since 2002. From 2000 to 2002, Mr. Pauli served as Vice President, Controller and Chief Financial Officer of ERSCO Corporation, a distributor and fabricator of concrete construction products and materials. Prior to 2000, Mr. Pauli served as Corporate Controller for each of Applied Power, Inc. and the R.P. Scherer Corporation, held various accounting, finance and investor relations positions at Kmart Corporation and audit positions at Ernst & Young. Mr. Pauli earned a CPA and holds a B.A. in Accounting from Michigan State University and a M.S. in Finance from Walsh College. No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Pauli and any of our directors or executive officers.

On May 21, 2006, our board also appointed Richard E. Maroun, age 51, as our Chief Administrative Officer. Since August 2004, Mr. Maroun served as the General Counsel and Vice President of Corporate Development of American BioScience, Inc. (our former parent company). Prior to joining American BioScience, Mr. Maroun served as Director at Merrill Lynch in its advisory services business unit for four years. In addition, Mr. Maroun previously practiced law in Northern California specializing in business and tax matters and was a Senior Tax Manager with Deloitte & Touche, an accounting firm. Mr. Maroun holds a B.S. in Economics from John Carroll University, a J.D. from Santa Clara University and an L.L.M in Taxation from Boston University. No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Maroun and any of our directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXIS BIOSCIENCE, INC.

Date: May 25, 2006	By:	/s/ Patrick Soon-Shiong
Patrick Soon-Shiong Chief Executive Officer